Exhibit 99.1

UPDATE - Bionano Announces Preliminary Q1 2023 Results and Business Updates

•	Preliminary Q1 total revenue expected to be between $7.3 and $7.5 million, which would represent an estimated increase of 28% to 32% over Q1 2022

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Installed base of Saphyr® systems reached 259 as of March 31, 2023, which represents growth of the installed base by 19 systems in the quarter and an increase of 47% over the installed base of 176 Saphyr® systems as of March 31, 2022

•	Preliminary number of nanochannel array flowcells sold in the quarter expected to be 5,226, which would represent an increase of 62% over the 3,225 flowcells sold in the first quarter of 2022

SAN DIEGO, April 24, 2023 (GLOBE NEWSWIRE) – Bionano Genomics, Inc. (Nasdaq: BNGO) today reported certain unaudited preliminary financial results and business updates for the first quarter ended March 31, 2023.

Q1 2023 Preliminary Unaudited Highlights and Updates

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Preliminary total revenues for the first quarter 2023 are expected to be in the range of $7.3 million to $7.5 million, which would represent an estimated increase of 28% to 32% compared to the first quarter of 2022.

•
Installed base of Saphyr® systems totaled 259 at the end of the first quarter 2023, which was an increase of 19 systems over the fourth quarter of 2022 and represents a 47% increase over the 176 installed systems reported at the end of the first quarter of 2022.

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Preliminary number of nanochannel array flowcells sold in the first quarter is expected to be 5,226, which would represent an increase of 62% over the 3,225 flowcells sold during the first quarter of 2022.

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Bionano has elected to withdraw its applications for Category I CPT codes for optical genome mapping (“OGM”). Bionano withdrew its applications ahead of the May 2023 meeting of the CPT Editorial Panel, at which Bionano’s applications would have been reviewed, to mitigate potentially being assigned category III CPT codes for OGM as alternatives to category I CPT codes. Category III CPT codes, which can be assigned if a technology is considered to be emerging, are not assigned pricing under Medicare’s clinical laboratory fee schedule and reimbursement would thus be primarily at the payor’s discretion. Considering recent progress made by OGM customers in obtaining priced PLA codes or successfully using gene-specific CPT codes to obtain reimbursement, Bionano is evaluating whether applying for a category I CPT code aligns with its strategy, given that customer-driven reimbursement strategies may lead to OGM-specific CPT codes in the future.

•	The first quarter 2023 would represent the 10th consecutive quarter of revenue growth compared to the same quarter of the prior year dating back to the fourth quarter of 2020.

“We believe the preliminary first quarter 2023 results, which include expected growth in revenue, installed base and consumables sales, would represent a continuation of the strong performance we reported for the full year 2022 and our momentum building now for over 10 consecutive quarters. We remain focused on expanding awareness of Bionano and its products and growing our product portfolio to complete the end-to-end solution for OGM,” commented Erik Holmlin, PhD, president and chief executive officer of Bionano. “At our inaugural Strategy Day in February 2023, we outlined our strategy and key anticipated milestones planned over the next two years. We are committed to executing against our strategy to achieve our objectives and our 2023 financial guidance, which includes expected full year 2023 revenue in the range of $35 million to $38 million and reaching an installed base of 325 OGM systems by the end of 2023. Furthermore, we are continuing our clinical research initiatives aimed at providing the data and publications to demonstrate to potential customers the value and utility of OGM. We believe medical societies should be able to use these data as the basis for integrating OGM into the recommended set of tools used routinely for genome analysis in human clinical research.”

Bionano has not completed preparation of its financial statements for the first quarter of 2023. The financial performance measures presented in this press release for the first quarter of 2023 are preliminary and unaudited, based on management’s initial review of the information presented, and are thus inherently uncertain and subject to change as Bionano completes its end-of-period reporting process and related activities for the first quarter of 2023. Bionano is in the process of completing its customary quarter-end close and review procedures as of and for the quarter ended March 31, 2023, and the final results for this period could differ from the preliminary expected results disclosed in this press release. During the course of the preparation of Bionano's consolidated financial statements and related notes as of and for the quarter ended March 31, 2023, Bionano’s independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary estimates presented herein. Additional information and disclosures would be required for a more complete understanding of Bionano’s financial position and results of operations as of and for the quarter ended March 31, 2023. Accordingly, undue reliance should not be placed on this preliminary information.

About Bionano Genomics

Bionano Genomics is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through OGM solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also provides diagnostic testing for patients with clinical presentations consistent with autism spectrum disorder and other neurodevelopmental disabilities. Through its BioDiscovery business, the Company also offers an industry-leading, platform-agnostic software solution, which integrates next-generation sequencing and microarray data designed to provide analysis, visualization, interpretation and reporting of copy number variants, single-nucleotide variants and absence of heterozygosity across the genome in one consolidated view. For more information, visit www.bionano.com, www.bionanolaboratories.com or www.biodiscovery.com

Forward-Looking Statements of Bionano Genomics

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “should” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: certain financial measures, such as our preliminary revenue, installed base and flowcell sales expected for the first quarter 2023, our anticipated revenue range for the full year 2023 and our anticipated installed base by the end of 2023; our ability to maintain continued quarter-over-quarter revenue growth; our ability to execute on our strategy and achieve our objectives; and the impact and utility of any data and publications regarding OGM provided in 2023, including their support for OGM adoption by potential customers such as medical societies and subsequent integration into their tools for routine genome analysis in human clinical research. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: adjustments to our preliminary measures of financial performance resulting from, among other things, the completion of our end-of-period reporting processes; the timing and amount of revenue we are able to recognize in a given fiscal period; the impact of adverse geopolitical and macroeconomic events, such as the COVID-19 pandemic, inflation, supply chain disruptions and the ongoing conflict between Ukraine and Russia, on our business and the global economy; general market conditions; changes in the competitive landscape and the introduction of competitive technologies or improvements to existing technologies; changes in our strategic and commercial plans; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts, and our ability to effectively manage our uses of cash; the ability of medical and research institutions to obtain funding to support adoption or continued use of our technologies; adverse outcomes resulting from our decision to withdraw our category CPT code applications for OGM and whether we are able to successfully apply for a category I CPT code in the future; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2022 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS

Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionano.com

Investor Relations:
Amy Conrad
Juniper Point
+1 (858) 366-3243
amy@juniper-point.com